CMKM DIAMONDS COMMENTS ON SEC ADMINISTRATIVE PROCEEDING.

Las Vegas, NV - March 24, 2005 - On March 16, 2005, the United States Securities and Exchange Commission ("Commission") deemed it in the public interest that a public administrative proceeding be instituted pursuant to Section 12(j) of the Securities Exchange Act of 1934 ("Exchange Act") against CMKM Diamonds, Inc. (Pink Sheets-CMKX) to determine:

  Whether CMKX is required to file with the Commission current and accurate information in periodic reports under Section 12(g); and

  Whether CMKX failed to comply with Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder by failing to file required periodic reports.

  CMKX, pursuant to the Commission's order has been provided 20 days in which to respond to the allegations in the order. Upon CMKX's filing of a response, a public hearing will be convened at a time and place to be fixed for purposes of taking evidence on the issues set forth in the Commission's order. At the hearing, an administrative law judge will determine whether it is necessary for the "protection of investors" to suspend or revoke the registration of CMKX's securities from the Exchange Act.

  In accordance with Section 12(g) of the Exchange Act, a company that has total assets exceeding $1,000,0000 and a class of equity securities held of record by 500 or more persons must register the class of securities under the Exchange Act. CMKX (then known as Cyber Mark International Corp.) voluntarily registered its common stock under the Exchange Act in August 1999. Pursuant to Section 12g-4 of the Exchange Act, a company registered under 12g may terminate its registration requirements if the number of stockholders of record is reduced to less than 300. In July 2003, CMKX filed a Form 15 in an attempt to terminate its registration under the Exchange Act. However, this filing contained an error in the stated number of record stockholders, which was discovered by CMKX's new securities counsel in February 2005.

  "When the error in the Form 15 was brought to the board's attention, it was incumbent upon us to take corrective action, regardless of CMKX's ability to file all delinquent reports within the stated 60-day timeframe. We could not continue to have a clearly inaccurate document filed with the Commission, when we knowingly had more stockholders of record than was stated in the Form 15 filing," stated Robert Maheu, co-chairman of CMKX. On February 17, 2005, CMKX filed an amended Form 15 to revoke the previous filing and reinstate its reporting obligations under the Exchange Act. Management does not believe the filing of the amended Form 15 had anything to do with the Commission's decision to institute the administrative proceeding.

  CMKX believes that it is required to have its securities registered under Section 12 of the Exchange Act as a result of the number of its stockholders, at least 698 in July 2003 and in excess of 2000 in February 2005. Under the current rule, the number of stockholders is determined by the number of stockholders of record. Although CMKX has securities registered under Section 12 of the Exchange Act, according to the Commission CMKX is delinquent in its filings.

  "We only want to comply with federal regulations and do what is right for our stockholders. If the Commission deems it in our stockholders best interest to forbid us from providing information through filings with the Commission, we will comply," stated Urban Casavant, president of CMKX. Replying to the Commission's administrative proceeding is a high priority for CMKX's management, which plans to take the following actions.

  First, CMKX will be providing a response to the Commission within the time set forth in the Commission's order.

  Second, CMKX acknowledges that all of its stockholders have a right to access public information on CMKX and to that extent, is prepared to present CMKX's response via a public proceeding as ordered by the Commission.

  Third, CMKX believes it is in the best interest of its stockholders to be informed about the securities in which its stockholders invest. There can be no doubt securities markets best perform their function of setting fair and accurate prices where buyers and sellers have full and complete access to all material information. Recent changes to the federal securities laws mandated by The Sarbanes-Oxley Act have increased the implicit and explicit cost of providing information for reporting companies. Unfortunately, from the time of CMKX's filing of a 14C Information Statement in February 2003, CMKX has not been able to rely on either previous information or current information relating to its financial statements. As a result of its inability to provide accurate information about its financial condition, CMKX has retained the services of individuals who have been promulgated with the task of rebuilding its financial records and providing the public current periodic reports as required by Section 13(a) of the Exchange Act. The implicit costs associated with Sarbanes-Oxley is that current management will not file the required periodic reports until such time as the accuracy of the information required in such reports has been verified, inclusive of the financial aspects of CMKX, stockholders equity reports, and the mining claims and other corporate assets.

  Although it is CMKX's intention to continue to pursue the effectuation of periodic reports in compliance with Section 13(a) of the Exchange Act, management realizes that the Commission may prevail in suspending the registration of CMKX's securities for a period not exceeding twelve months, or revoking its registration altogether.

  "Unfortunately management and others involved in CMKX's previous operations were not blessed with the trait of being perfectionists. Past professional guidance has left a void which prevented the Company's ability to prepare complete and accurate periodic reports under Section 12(g) of the Exchange Act," stated Maheu.

  CMKX's stockholders should realize that among publicly traded securities, two different standards exist for providing disclosures to investors. First, companies with a class of securities registered under Section 12 of the Exchange Act that are current in their obligations as a registrant ("reporting issuers") provide annual, quarterly and periodic reports on Forms 10-KSB, 10-QSB and 8-K, in addition to other reports for small business issuers such as CMKX. The second category contains companies that do not have a class of securities registered under the Exchange Act ("non-reporting companies").

  Reporting issues are required to provide their stockholders and the investing public with annual audited financial statements, whereas non-reporting companies do not have to provide their stockholders or the public audited financial statements. Further, companies traded on the Pink Sheets that are not reporting issuers are not required to have audited financial statements in order to continue trading on the Pink Sheets. If the Commission were to suspend or revoke CMKX's registration under the Exchange Act, CMKX would be considered a non-reporting company and would continue to trade on the Pink Sheets. In this event, CMKX intends to provide material information to the public, when available, through press releases and postings to its website.

  Casavant went on to say, "We are committed to pursuing the corporate cleanup required to allow us to provide periodic reports to our stockholders; however, in the event the SEC determines that a suspension or revocation is in order, then aside from our compliance with such order, we will utilize our best efforts to provide minimum basic information to our stockholders, allowing for CMKX to continue trading on the Pink Sheets."

  Although CMKX currently anticipates being able to continue to trade on the Pink Sheets regardless of the outcome of the administrative proceeding, it is unclear at this point if the Commission will take further action in an attempt to prevent the trading of CMKX's common stock on the Pink Sheets or any other medium.

  CMKX is not allowing these regulatory issues to divert management's attention from its primary operational goals of claiming new land and continuing its drilling activities. The future of CMKX lies in the continued development of its assets. Consistent with this statement, Urban Casavant added, "Creating stockholder value is a primary concern to us. We have some very positive operational things happening, both in Canada and in Ecuador, and are extremely optimistic about the future of our operations."

  In the time preceding the administrative hearing, CMKX intends to continue its development activities and anticipates filing operational updates on Form 8-K, as required, when they become available.

  Forward-Looking Statements:

  This press release may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws describing the reinstatement of CMKX's reporting obligations and the expected impact of these obligations on CMKX's operations. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from CMKX's historical experience and its projections. Such forward-looking statements are inherently uncertain, and actual results may differ from those expressed or implied in the forward-looking statements. Consequently, readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date they are made.

  CMKX's actual results could differ materially from such forward-looking statements because of factors such as: impact of the results of the administrative hearing on CMKX's stock price; impact of the hearing on CMKX's operations; CMKX's ability to continue to trade on the Pink Sheets; uncertain further regulatory scrutiny; the current state of operations, both in Canada and Ecuador; unavailability of documentation and corporate records; changes in the number of stockholders of record; the impact of failing to meet Exchange Act reporting requirements; the ability to rebuild financial records; timing necessary to comply with reporting requirements; lack of adequate internal controls; unforeseen capital deficiencies; unavailability of insurance; changes in the mining and metals environment, including actions of competitors; the effectiveness of CMKX's development and drilling programs; regulatory and legal changes; and other risks associated with companies in similar industries. CMKX undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACT:	CMKM Diamonds, Inc.
Andrew Hill, 306-752-3755 or 877-752-3755
cmkxir@mail.casavantmining.com